Exhibit 99.2

Use of an HSV-1-Based Immunotherapy, KB113, to Treat Basal Cell Carcinoma in Patients with Gorlin Syndrome

Krystal®

Shireen V. Guide[1]; Mercedes E. Gonzalez[2]; Kristin A. Gabor[3]; Andrew Sparacino[1]; Emily Schad[1]; Molly Buch[3]; Erica Butler[3]; Nandini D. Akurathi[3]; David Chien[3]; Suma M. Krishnan[3]

[1]Mission Dermatology Center, Rancho Santa Margarita, CA; [2]Pediatric Skin Research, LLC., Miami, FL; [3]Krystal Biotech, Inc., Pittsburgh, PA

KB113: Immunotherapy for the Treatment of BCC in Patients with Gorlin Syndrome

- Gorlin syndrome (GS) is a rare autosomal dominant disorder with clinical manifestations often beginning in childhood.
- Patients face a lifelong burden of basal cell carcinomas (BCCs) and disfigurement caused by both the tumors themselves and subsequent standard-of-care surgical resection.
- KB113 is a replication-defective, non-integrating herpes simplex virus type 1 (HSV-1)-based immunotherapy designed to deliver the genes encoding full-length human interleukins, IL-12 and IL-2, via injection directly to the tumor microenvironment to induce both innate and adaptive antitumor immune responses to local and distal tumors.
- Here, we present safety and efficacy data for three subjects with GS treated with KB113 who received six intralesional doses of KB113 over three months.

Key Takeaways and Conclusions

- **Over 80% of all landmark lesions demonstrated clinical regression, with more than half reducing by ≥51%.**
- **For each subject, one lesion demonstrating ≥90% clinical regression was biopsied; all three demonstrated histologically confirmed complete response.**
- **Observed reduction in noninjected tumors provides preliminary evidence of an abscopal effect and supports further investigation.**
- **KB113 was generally well tolerated, with mostly mild, transient adverse events and no serious adverse events.**

KB113 Pilot Study Design

- Baseline documentation consisted of identifying "landmark (LM) lesions" with a minimum size of ≥ 5 mm (facial lesions) and ≥ 9 mm (non-facial lesions).
- A maximum of up to 2 mL of 10^8 plaque forming units (PFU)/mL KB113 was administered across any number of LM lesions at each dosing day.
- Lesions were assessed via Investigator's 5-point clearance scale: 0 = worse; 1 = no change; 2 = slight resolution [>0 – 50%]; 3 = moderate resolution [51 – 89%]; 4 = complete resolution [90 – 100%].


Screening Period
28 days
Treatment Period
Follow-up Period
Visit 2
Day 1
Visit 3
Day 2
Visit 4
Day 15
Visit 5
Day 16
Visit 6
Day 36
Visit 7
Day 57
Visit 8
Day 78
Visit 9
Day 99
Follow Up
30 days
after last dose
KB113 Administration
Lesion Evaluation
Non-dosing Visit

KB113 Preliminary Clinical Efficacy and Safety Assessments*

Table 1. Summary of Preliminary Clinical Efficacy in Gorlin Syndrome Pilot Study

	Subject 1		Subject 2		Subject 3	All Subjects Combined		
Response Depth	**Injected N = 13**	**Non-Injected N = 39**	**Injected N = 15**	**Non-Injected N = 8**	**Injected N = 8**	**Injected N = 36**	**Non-Injected N = 47**	**Overall N = 83**
Any reduction in lesion size**	8 (61.5%)	32 (82.1%)	13 (86.7%)	8 (100%)	8 (100%)	29 (80.6%)	40 (85.1%)	69 (83.1%)
>50% reduction***	4 (30.8%)	20 (51.3%)	4 (26.7%)	7 (87.5%)	7 (87.5%)	15 (41.7%)	27 (57.4%)	42 (50.6%)
≥90% reduction	2 (15.4%)	2 (5.1%)	1 (6.7%)	2 (25.0%)	1 (12.5%)	4 (11.1%)	4 (8.5%)	8 (9.6%)

** Inclusive of lesions with >50% or ≥90% reduction in size.
*** Inclusive of lesions with ≥90% reduction in size.

Table 2. Summary of Most Commonly Reported (>1 Event) Adverse Events

Preferred Term	Subjects (N)	Events (n)	Highest Grade
Injection site edema	1	5	Mild (Grade 1)
Injection site erythema	1	5	Mild (Grade 1)
Influenza like illness	2	4	Moderate (Grade 2)
Pyrexia	2	2	Mild (Grade 1)
Injection site urticaria	1	2	Mild (Grade 1)

- A total of 22 adverse events (AEs) were reported in the three subjects.
- All 22 reported AEs were mild or moderate, assessed as related to KB113 treatment, and resolved during the study.
- The most common AEs were erythema and edema at the injection site (each occurring 5 times in a single subject). Influenza-like illness and pyrexia were the only AEs to occur in more than one subject.
- No serious adverse events (SAEs) were reported.

*Analysis based on a data snapshot from 17SEP2026; unaudited data. This data became available after submission of the abstract.

Examples of BCC Lesion Resolution in Subjects with GS

Subject 1


Screening


Visit 4 (Day 15)


Visit 6 (Day 36)


Visit 9 (Day 99)

Subject 2


Screening


Visit 4 (Day 15)


Visit 6 (Day 36)


Visit 7 (Day 57)

Subject 3


Screening


Visit 3 (Day 2)


Visit 6 (Day 36)


Visit 7 (Day 57)

Complete resolution was confirmed in all three lesions by histology in the end-of-study biopsy.

Acknowledgements - We would like to thank the patients for consenting to share their images and medical information for use in this poster and acknowledge Dr. Jada George (Krystal Biotech, Inc., [Krystal]) for preparing this poster. **Author disclosures** - SVG and MEG are principal investigators at sites that received clinical trial funding from Krystal. KAG, MB, EB, NDA, DC, and SMK are current employees and stockholders of Krystal.

Poster presented at PeDRA 2026 14th Annual Meeting, October 15-17, 2026, Alexandria, VA, USA.